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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ADVANCED CELL TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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ADVANCED CELL TECHNOLOGY, INC.
1201 Harbor Bay Parkway
Alameda, CA 94502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DECEMBER [28], 2007

To Our Stockholders:

        An Annual Meeting of Stockholders of Advanced Cell Technology, Inc., a Delaware corporation (the "Company"), will be held on [Wednesday], December [28], 2007 at 10:00 a.m., local time, at the offices of Pierce Atwood LLP, One Monument Square, Portland, Maine 04101, for the following purposes:

          1.     To elect five (5) members to our Board of Directors to serve a one-year term and until their respective successors are duly elected and qualified;

          2.     To amend the Company's 2005 Stock Incentive Plan (the "2005 Stock Plan") to increase the number of shares issuable thereunder by 25,000,000 shares (on a pre-reverse split basis); and

          3.     To consider and approve an Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate of Incorporation"), which amends and restates the Company's existing Certificate of Incorporation to effect a reverse split of the Company's outstanding shares of common stock, par value $.001 per share ("Common Stock"), at a ratio in the range from one-for-two to one-for-ten at any time before May 1, 2008.

          4.     To transact such other business as may properly come before the meeting or any adjournments thereof.

        Only holders of record of the Company's Common Stock as reflected on the stock transfer books of the Company at the close of business on November 1, 2007, will be entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting.

        YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON.

        This proxy statement and form of proxy are being sent to our stockholders on or about [November     ], 2007.

By Order of the Board of Directors,
Jonathan F. Atzen Secretary
Alameda, California [November ], 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

ADVANCED CELL TECHNOLOGY, INC.
1201 Harbor Bay Parkway
Alameda, CA 94502

PROXY STATEMENT

        The Board of Directors of Advanced Cell Technology, Inc., a Delaware corporation ("we," "our," the "Company" or "us") is soliciting proxies in the form enclosed with this proxy statement for use at the Company's Annual Meeting of Stockholders to be held on December [28], 2007 at 10:00 a.m., local time, at the offices of Pierce Atwood LLP, One Monument Square, Portland, Maine 04101, and any adjournments thereof (the "Meeting").

GENERAL INFORMATION ABOUT VOTING

How Proxies Work

        The Company's Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the Board of Directors in this proxy statement.

Who May Vote

        Holders of the Company's common stock, par value $0.001 per share (the "Common Stock"), at the close of business on November 1, 2007 are entitled to receive notice of and to vote their shares at the Meeting. As of November 1, 2007, there were 72,150,106 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

How to Vote

        You may vote in person at the Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Meeting in person. You may change your vote at the Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If you choose to vote by proxy, simply mark your proxy, date and sign it, and return it in the enclosed postage-paid envelope. If you attend the Meeting, you will be able to vote your shares, even if you have already voted by mail. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

Revoking a Proxy

        You may revoke your proxy before it is voted by:

  •
  providing written notice to the corporate Secretary of the Company before or at the Meeting;

  •
  submitting a new proxy with a later date; or

  •
  voting by ballot at the Meeting.

        The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the Meeting will not, by itself, revoke your proxy.

Quorum

        In order to carry on the business of the Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose.

Votes Needed

        Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Meeting. The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is required to approve the amendment to the 2005 Stock Plan and to approve the Restated Certificate of Incorporation and the amendments effected thereby. Accordingly, shares which abstain from voting as to such matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to such matter, will have the effect of a vote against the proposal to amend our 2005 Stock Plan, the proposal to approve the Restated Certificate of Incorporation and any other matter requiring the affirmative vote of a certain percentage of shares outstanding.

Voting on Other Matters

        If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date that this Proxy Statement went to press, we did not know of any other matters to be raised at the Meeting.

Solicitation of Proxies

        The Company will pay the expenses of soliciting proxies, which we anticipate will total approximately $10,000.00. Proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses for this service.

ANNUAL REPORT

        All holders of record are being sent a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Commission on or about March 16, 2007, which Report is hereby incorporated by reference into the proxy soliciting material.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to the 2005 Stock Plan or the approval of the Restated Certificate of Incorporation that is not shared by all other stockholders, except that our directors and executive officers are eligible to receive awards under the 2005 Stock Plan, as amended.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

        The number of outstanding shares of our Common Stock at the close of business on November 1, 2007, the record date for determining our stockholders who are entitled to notice of and to vote on the election of directors and the amendment to our 2005 Stock Plan at the Meeting, and the approval of the Restated Certificate of Incorporation, is 72,150,106.

Beneficial Ownership of Directors, Officers and 5% Stockholders

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 6, 2007. On such date, 63,938,528 shares of common stock were outstanding. Beneficial ownership is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our Common Stock. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except, where applicable, to the extent authority is shared by spouses under applicable state community property laws.

        The following table sets forth information regarding beneficial ownership of our capital stock as of September 6, 2007 by:

  •
  each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

  •
  each of our directors (including nominees) and named executive officers; and

  •
  all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage
5% or Greater Stockholders:
Anthem Ventures Fund, L.P.	11,239,788	(1)	15.6%
Directors and Named Executive Officers
William M. Caldwell, IV, Chief Executive Officer and Chairman of the Board of Directors	3,160,395	(2)	4.7%
Robert P. Lanza, M.D, Chief Scientific Officer	1,654,166	(3)	2.5%
Ivan Wolkind, Sr. Vice President of Finance and Administration and Chief Accounting Officer	214,583	(4)	*
Jonathan F. Atzen, Sr. Vice President, General Counsel and Secretary	620,000	(5)	1%
Erkki Ruoslahti, M.D., Ph.D., Director	120,086	(6)	*
Alan C. Shapiro, Ph.D., Director	3,055,073	(7)	4.6%
Alan G. Walton, Ph.D., D.Sc., Director	100,000	(8)	*
Jonathan H. Dinsmore, Ph.D., Sr. Vice President—Regulatory and Clinical	0	(9)	*
Gary Rabin, Director Nominee	1,564,705	(10)	2.4%
Robert Peabody, Vice President Grant Administration**	546,126	(11)	*
Pedro Huertas, M.D., Ph.D., Chief Development Officer**	1,087,610	(12)	1.7%
Michael D. West, Ph.D., President** and Chief Scientific Officer** and Director	3,928,913	(13)	5.3%
Directors (including nominees) and Executive Officers as a Group (12 persons)	16,051,628	(14)	20.4%

*
Less than 1%

**
No longer holds the position identified. See footnotes below for further explanation.

(1)
The address of Anthem Ventures Fund, L.P. is 225 Arizona Ave., Suite 200, Santa Monica, CA 90401. Includes 8,130,994 shares issuable upon exercise of certain warrants and upon conversion of the debentures.

(2)
Includes (i) 2,554,273 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007 that are held directly by Mr. Caldwell, (ii) indirect ownership of 236,000 shares subject to currently exercisable warrants awarded to Andwell, LLC, an entity affiliated with Mr. Caldwell and of which he may be deemed the beneficial owner, (iii) indirect ownership of 246,748 shares held by the spouse of Mr. Caldwell and of which Mr. Caldwell may be deemed the beneficial owner, and (iv) indirect ownership of 123,374 shares subject to warrants held by the spouse of Mr. Caldwell that are currently exercisable or exercisable within 60 days of September 6, 2007 and of which Mr. Caldwell may be deemed the beneficial owner.

(3)
Includes 1,354,166 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007. Effective October 6, 2007, the Company promoted Robert Lanza, M.D. to the position of Chief Scientific Officer.

(4)
Includes 64,583 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007.

(5)
Includes (i) 295,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007, and (ii) 75,000 shares subject to currently exercisable warrants.

(6)
Includes 100,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007.

(7)
Includes (i) indirect ownership of 2,538,739 shares issuable upon exercise of certain warrants and upon conversion of certain debentures held by The Shapiro Family Trust, (ii) indirect ownership of 333,396 shares held by The Shapiro Family Trust, and (iii) 100,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007.

(8)
Includes 100,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007.

(9)
On September 6, 2007, the date on which ownership in the above table is reflected, Dr. Dinsmore was not an officer of the Company. Effective as of November 2, 2007, Dr. Dinsmore was promoted to Senior Vice President—Regulatory and Clinical. On October 10, 2007, Dr. Dinsmore was issued options to purchase 400,000 shares subject to monthly vesting over a 48-month period.

(10)
Includes (i) indirect ownership of 1,476,470 shares issuable upon exercise of certain warrants and upon conversion of the debentures held by PDP I, LLC, which such number of shares represents Mr. Rabin's proportional interest in the total number of shares held by PDP I, LLC, based on his 33.33% equity interest in the entity, and (ii) 88,235 shares issuable upon exercise of a certain warrant that is currently exercisable or exercisable within 60 days of September 6, 2007. Mr. Rabin is a nominee for director.

(11)
Includes 523,333 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007. Effective as of September 14, 2007, Mr. Peabody resigned from his position with the Company.

(12)
Includes 349,375 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007, and (ii) indirect ownership of 738,235 shares issuable upon exercise of certain warrants and upon conversion of the debentures held by PDP I, LLC, which such number of shares represents Dr. Huertas proportional interest in the total number of shares held by PDP I, LLC, based on his 16.67% equity interest in the entity. Dr. Huertas resigned from his position with the Company effective as of October 29, 2007.

(13)
Includes (i) 3,818,913 shares subject to stock options held directly by Dr. West that are currently exercisable or exercisable within 60 days of September 6, 2007, and (ii) indirect ownership of 110,000 shares subject to warrants held by the spouse of Dr. West that are currently exercisable or exercisable within 60 days of September 6, 2007 and of which Dr. West may be deemed the beneficial owner. Effective as of October 5, 2007, Dr. West resigned as President and Chief Scientific Officer and terminated his employment arrangement with the company.

(14)
Includes 14,645,696 shares subject to stock options, warrants or convertible debentures that are currently exercisable or exercisable within 60 days of September 6, 2007.

CORPORATE GOVERNANCE

General

        We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

Director Independence

        Applying the standards of "independence" prescribed by rules set forth by NASDAQ, a director will only qualify as an "independent director" if that person is not an executive officer or employee of the company and, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Accordingly, Dr. Alan Shapiro, Dr. Alan Walton, Dr. Erkki Ruoslahti, and Mr. Rabin meet the definition of "independent director" under Rule 4200(A)(15) of the NASDAQ rules; Dr. West and Mr. Caldwell do not.

Board of Directors Meetings and Attendance

        The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our Board of Directors is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. The Board of Directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our Board of Directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at Board of Directors and committee meetings.

        We have no formal policy regarding director attendance at the annual meeting of stockholders, although all directors are expected to attend the annual meeting of stockholders if they are able to do so. The Board of Directors held eight meetings in 2006, three of which were telephonic. All five board members were present, either by person or on the telephone in the case of the telephonic meetings, at all eight meetings.

Board Committees

        Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee ("Nominating Committee"). The members of each committee are appointed by our Board of Directors, upon recommendation of the Nominating Committee, and serve one-year terms. Each of these committees operates under a charter that has been approved by the Board of Directors. The charter for each committee is available on our website. The Audit Committee met four times during 2006. The Compensation Committee met four times during 2006. The Nominating Committee did not meet during 2006.

Audit Committee

        The Audit Committee's responsibilities include:

  •
  Monitoring the integrity of the company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  •
  Monitoring the independence and performance of the company's internal and independent auditors.

  •
  Monitoring compliance by the company with legal and regulatory requirements.

  •
  Facilitating open communication among the company's independent auditors, internal auditors, employees, management, and the Board.

        Dr. Shapiro, Dr. Walton, and Dr. Ruoslahti serve on our Audit Committee. Dr. Shapiro serves as chair of the Audit Committee. The Board of Directors has determined that Dr. Shapiro is an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B. The board has determined that Dr. Shapiro meets the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Compensation Committee

        The Compensation Committee's responsibilities include:

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  reviewing and recommending approval of the compensation of our executive officers;

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  overseeing the evaluation of our senior executives;

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  reviewing and making recommendations to the Board of Directors regarding incentive compensation and equity-based plans;

  •
  administering our stock incentive plans; and

  •
  reviewing and making recommendations to the Board of Directors regarding director compensation.

        The members of the Compensation Committee are Dr. Shapiro, Dr. Walton, Dr. Ruoslahti and William M. Caldwell, IV.

Nominating Committee

        The Nominating Committee's responsibilities include:

  •
  identifying individuals qualified to become board members;

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  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

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  reviewing and making recommendations to the Board with respect to senior management succession planning; and

  •
  overseeing an annual evaluation of the Board.

        The members of the Nominating Committee are Dr. Shapiro, Dr. Walton, and Dr. Ruoslahti.

Director Candidates

        The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board.

        In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, the Nominating Committee applies certain criteria, including

  •
  the candidate's honesty, integrity and commitment to high ethical standards,

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  demonstrated financial and business expertise and experience,

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  understanding of our company, its business and its industry,

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  actual or potential conflicts of interest, and

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  the ability to act in the interests of all stockholders.

        The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

        The Nominating Committee will consider director candidates recommended by stockholders or groups of stockholders. Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, to the Nominating Committee, c/o Corporate Secretary, Advanced Cell Technology, Inc., 1201 Harbor Bay Parkway, Alameda, CA 94502. Assuming that appropriate biographical and background material have been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communicating with the Directors

        The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chair of the Audit Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o Corporate Secretary, Advanced Cell Technology, Inc., 1201 Harbor Bay Parkway, Alameda, CA 94502. You should indicate on your correspondence that you are an Advanced Cell Technology, Inc. stockholder.

        Anyone may express concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee by calling 310-481-5124. Messages to the Audit Committee will be received by the chair of the Audit Committee and our Corporate Secretary. You may report your concern anonymously or confidentially.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the company's directors, executive officers (collectively, "the D&O Reporting Persons") and persons who own more than 10% of the company's stock (the "Other Reporting Persons" and together with the D&O Reporting Persons, the "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the company's common stock. Reporting Persons are required by SEC regulations to furnish the company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain D&O Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2006, all

D&O Reporting Persons timely complied with all applicable filing requirements except as follows: Alan Shapiro was late in filing three reports concerning seven transactions, all of which, to the Company's knowledge, related to (i) The Shapiro Family Trust's acquisition of the debentures and warrants issued in connection with the 2006 debenture and warrant financing (the "2006 Financing"), and (ii) subsequent redemptions by the Company with respect to portions of the principal amount of certain debentures issued to The Shapiro Family Trust in the 2005 Financing; Erkki Ruoslahti and Alan Walton were each late in filing one report concerning two transactions; Robert Lanza and Ivan Wolkind were each late in filing one report concerning one transaction. William M. Caldwell, IV was late in filing one report concerning four transactions; and Jonathan Atzen was late in filing two reports concerning two transactions. These individuals subsequently filed their delinquent Forms. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Other Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2006, all Other Reporting Persons timely complied with all applicable filing requirements except as follows: Anthem Ventures Fund, L.P. ("Anthem") was late in filing a minimum of eleven reports concerning approximately eleven transactions, and no filings pertaining to such transactions have been made to date. To the Company's knowledge, all of such transactions related to (i) Anthem's acquisition of the debentures and warrants issued in connection with the 2006 Financing, and (ii) subsequent redemptions by the Company with respect to portions of the principal amount of certain debentures issued to Anthem in the 2005 Financing. To date, no such Forms have been filed, but the Company is taking steps to ensure Anthem rectifies the delinquent filings and that all Reporting Persons timely file all future Section 16(a) reports.

Code of Ethics

        We have adopted a code of business conduct and ethics that applies to our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) as well as our employees. A copy of our code of business conduct and ethics is available on our website at www.advancedcell.com under "Investors—Corporate Governance." We intend to post on our website all disclosures that are required by applicable law, the rules of the Securities and Exchange Commission or OTCBB listing standards concerning any amendment to, or waiver from, our code of business conduct and ethics.

EXECUTIVE COMPENSATION

        The following table summarizes the annual compensation paid to our named executive officers for the two years ended December 31, 2006 and 2005:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)

William M. Caldwell, IV, Chief Executive Officer and Chairman of the Board of Directors	2006 2005	283,654 241,333	100,000 125,000	— —	40,544 40,544	15,000 —	(1)	439,198 406,877

Robert P. Lanza, M.D., Chief Scientific Officer(2)	2006 2005	235,577 292,593	145,000 51,638	35,005 —	8,877 27,122	4,523 6,485	(3) (3)	428,982 377,838

Ivan Wolkind, Sr. Vice President of Finance and Administration, Chief Accounting Officer(4)	2006 2005	163,846 69,027	20,000 —	35,005 —	35,947 14,978	3,162 25,924	(3) (8)	257,960 109,929

Jonathan F. Atzen, Sr. Vice President, General Counsel and Secretary	2006 2005	254,807 154,921	90,000 80,000	71,894 —	6,391 6,391	16,877 9,000	(9) (10)	439,969 250,312

James G. Stewart, Sr. Vice President and Chief Financial Officer(5)	2006 2005	173,268 175,458	40,000 80,000	— —	32,627 92,666	69,903 4,309	(6) (3)	315,798 352,433

Michael D. West, Ph.D., Former President, Former Chief Scientific Officer and Member of the Board of Directors(7)	2006 2005	264,422 246,745	65,000 90,000	— —	56,459 92,948	5,058 5,934	(3) (3)	390,939 435,627

        Please see the assumptions relating to the valuation of our stock option awards which are contained in Notes to our Financial Statements contained in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

(1)
This amount represents a "gross-up tax" reimbursement relating to a portion of the bonus paid to Mr. Caldwell.

(2)
Effective October 6, 2007, the Company promoted Robert Lanza, M.D. to the position of Chief Scientific Officer.

(3)
Represents contributions made by the company with respect to the company's 401(k) plan.

(4)
Mr. Wolkind became employed as the company's Vice President of Finance and Chief Accounting Officer in September 2006.

(5)
Effective as of August 17, 2006, Mr. Stewart resigned as Chief Financial Officer and terminated his employment arrangement with the company.

(6)
This amount represents $3,653 in contributions made by the company with respect to the company's 401(k) Plan and $66,249 paid to Mr. Stewart in connection with consulting services provided to the company following his resignation.

(7)
Effective as of October 5, 2007, Dr. West resigned as President and Chief Scientific Officer and terminated his employment arrangement with the company.

(8)
Represents $25,000 in payments made to Mr. Wolkind in connection with consulting services provided to the company in 2005, and $924 in contributions made by the company with respect to the company's 401(k) Plan.

(9)
Represents $12,000 in payments made to Mr. Atzen as part of his $1,000 monthly car allowance and $4,877 in contributions made by the company with respect to the company's 401(k) Plan.

(10)
Represents payments made to Mr. Atzen as part of his $1,000 monthly car allowance.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        Employment Agreement with William M. Caldwell, IV.    On December 31, 2004, we entered into an employment agreement with William M. Caldwell, IV, our Chief Executive Officer. The agreement provides for annual compensation in the amount of $200,000, increasing to $250,000 upon the completion of an equity financing that results in increased financing to us of at least $10 million, and an annual bonus of $50,000 until Mr. Caldwell's salary reaches $250,000, after which any bonus shall paid be at the discretion of the Board of Directors. We have also agreed to reimburse Mr. Caldwell for certain commuting expenses through June 2005 and relocation expenses after June 2005. Pursuant to his agreement, Mr. Caldwell received 1,903,112 options under the 2005 Stock Plan, 25% of which vested upon grant with the remainder vesting in equal monthly installments over 30 months. In the event of a change of control of us, 50% of any unvested options held by Mr. Caldwell will become vested. The agreement provides for severance in the amount of six months' salary in the event Mr. Caldwell's employment is terminated without cause and accelerated vesting of 50% of any unvested options. In the event Mr. Caldwell's employment is terminated without cause following a change of control, he is entitled to a lump sum severance payment equal to six months' base salary and accelerated vesting of 100% of any unvested stock options.

        Mr. Caldwell's agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Caldwell assign all invention and intellectual property rights to us. The agreement may be terminated by either party with or without cause with thirty days' written notice.

        Employment Agreement with Robert P. Lanza, M.D.    On February 1, 2005, we entered into an employment agreement with Robert P. Lanza, M.D., who was promoted to Chief Scientific Officer effective October 6, 2007. The agreement provides for annual compensation in the amount of $215,000, plus a performance-based bonus of $35,000 for fiscal year 2005 upon the achievement of certain milestones established by the Chief Scientific Officer. Dr. Lanza received 500,000 stock options under the 2005 Stock Plan, which vest in equal monthly installments over 48 months. In addition, on September 16, 2005, Dr. Lanza was awarded 250,000 options that were immediately vested. In the event Dr. Lanza's employment is terminated following a change of control, 100% of any unvested options will become vested. In the event Dr. Lanza continues in the employment of a successor company following a change of control, the vesting of Dr. Lanza's unvested options will be accelerated by one year. Dr. Lanza's agreement provides for severance in the amount of twelve months' salary following termination of employment (1) as a result of disability, (2) without cause, (3) by Dr. Lanza following a material change in duties or a material breach by us, or (4) as a result of a change of control.

        Dr. Lanza's agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Dr. Lanza assign all invention and intellectual property rights to us. The term of the agreement expires February 1, 2009, which may be renewed by the parties in writing.

        Employment Agreement with Jonathan F. Atzen.    On April 1, 2005, we entered into an employment agreement with Jonathan F. Atzen, our Senior Vice President and General Counsel. The agreement provides for annual compensation of $195,000, increasing to $245,000 upon the completion of an equity financing that results in increased financing to us of at least $10 million. The agreement provides for an annual bonus as determined by our Chief Executive Officer and our Board of Directors. Mr. Atzen received a one-time advance of an annual bonus in the amount of $40,000. Mr. Atzen was awarded 400,000 stock options under the 2005 Stock Plan, 10% of which vested upon grant with the remainder vesting in equal monthly installments over 48 months. In the event of a change of control of us, 50% of any unvested options held by Mr. Atzen will become vested. In the event Mr. Atzen's employment is terminated without cause by us or for good reason by Mr. Atzen, he is entitled to a lump sum severance payment equal to six months' base salary, accelerated vesting of 50% of his unvested stock options, and reimbursed cost of medical coverage for a period of six months. In the event Mr. Atzen is terminated without cause following a change of control, he is entitled to a lump sum severance payment equal to six months' base salary and accelerated vesting of 50% of any unvested stock options.

        Mr. Atzen's agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Atzen assign all invention and intellectual property rights to us. The agreement may be terminated by either party with or without cause with thirty days' written notice.

        Employment Agreement with Ivan Wolkind.    On May 10, 2005, we entered into an agreement with Ivan Wolkind in connection with his hiring as VP Finance-Controller. The agreement initially provided for annual compensation of $150,000, which, effective as of October 1, 2006, was increased to $195,000 in connection with his appointment as our Vice President of Finance and Chief Accounting Officer. The agreement provides for annual bonuses as determined by our Chief Executive Officer, including the payment of a bonus in the amount of $30,000 upon certain performance milestones. Upon execution of the agreement, Mr. Wolkind was awarded 100,000 stock options under the 2005 Stock Plan, 6.25% of which vested upon grant with the remainder vesting in equal monthly installments over 45 months. In the event of a change of control of us, 100% of any unvested options held by Mr. Wolkind will become vested. In the event Mr.Wolkind's employment is terminated without cause by us, he is entitled to a lump sum severance payment equal to six months' base salary, and accelerated vesting of 50% of his unvested stock options.

        Mr. Wolkind's agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Wolkind assign all invention and intellectual property rights to us. The agreement may be terminated by either party with or without cause with thirty days' written notice.

        Effective November 2, 2007, Mr. Wolkind was promoted to Senior Vice President of Finance and Administration. Mr. Wolkind will continue to serve as Chief Accounting Officer.

        Employment Agreement with James G. Stewart.    On March 13, 2005, we entered into an employment agreement with James G. Stewart, our former Senior Vice President and Chief Financial Officer. Effective as of August 17, 2006, Mr. Stewart resigned as Chief Financial Officer and terminated his employment arrangement with the company. In connection with Mr. Stewart's resignation, we entered into a ninety day consulting agreement with Mr. Stewart which provides for monthly payments to Mr. Stewart in the amount of approximately $22,000.

        Employment Agreement with Michael D. West, Ph.D.    On December 31, 2004, we entered into an employment agreement with Dr. Michael D. West, Ph.D., our former President and Chief Scientific Officer. Effective as of October 5, 2007, Dr. West resigned as President and Chief Scientific Officer and terminated his employment arrangement with the company. In connection with Dr. West's resignation, we entered into a consulting agreement with Dr. West. The term of the consulting agreement is for approximately three (3) months ending on December 31, 2007, and provides for a monthly consulting fee of approximately $26,000.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options(#) Exercisable		Option Awards Number of Securities Underlying Unexecuted Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

William M. Caldwell, IV, Chief Executive Officer and Chairman of the Board of Directors	564,286 1,570,067	(1) (2)	86,875 333,045	0.25 0.85	12/13/2014 1/31/2015

Robert P. Lanza, M.D., Vice President of Medical & Scientific Development	750,000 239,583 250,000	(3) (4) (5)	— 260,417 —	0.05 0.85 2.20	8/12/2014 1/31/2015 9/15/2015

Ivan Wolkind, Vice President of Finance and Chief Accounting Officer	41,667	(6)	58,333	2.48	8/1/2015

Jonathan F. Atzen, Sr. Vice President, General Counsel and Secretary	212,500	(7)	187,500	0.85	1/31/2015

James G. Stewart, Former Sr. Vice President and Chief Financial Officer	154,583 52,083	(8) (9)	— —	0.85 2.20	1/31/2015 9/15/2015

Michael D. West, Ph.D., Former President and Chief Scientific Officer and Member of the Board of Directors	1,500,000 1,590,112	(10) (11)	— 1,590,112	0.05 0.85	8/12/2014 1/31/2015

(1)
These options held by Mr. Caldwell vest as follows: 25% vested immediately upon grant with the remainder vesting in equal monthly installments over 30 months.

(2)
These options held by Mr. Caldwell vest as follows: 25% vested immediately upon grant with the remainder vesting in equal monthly installments over 30 months.

(3)
These options held by Dr. Lanza vested in full as of December 31, 2006. Effective October 6, 2007, the Company promoted Robert Lanza, M.D. to the position of Chief Scientific Officer.

(4)
These options held by Dr. Lanza vest in equal monthly installments over 48 months.

(5)
These options held by Dr. Lanza vested in full as of December 31, 2006.

(6)
Mr. Wolkind's options vest as follows: 6,250 vested immediately upon grant with the remainder vesting in equal monthly installments over 45 months. Effective November 2, 2007, Mr. Wolkind was promoted to Senior Vice President of Finance and Administration. Mr. Wolkind will continue to serve as Chief Accounting Officer.

(7)
Mr. Atzen's options vest as follows: 40,000 vested immediately upon grant with the remainder vesting in equal monthly installments over 48 months.

(8)
Effective as of August 17, 2006, Mr. Stewart resigned as Chief Financial Officer and terminated his employment arrangement with the company. Mr. Stewart's unvested options as of the date of his resignation were canceled.

(9)
Mr. Stewart's unvested options as of the date of his resignation were canceled.

(10)
These options held by Dr. West vested in full as of December 31, 2006. Effective as of October 5, 2007, Dr. West resigned as President and Chief Scientific Officer and terminated his employment arrangement with the company.

(11)
These options held by Dr. West vest in equal monthly installments over 48 months.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)

Alan C. Shapiro, Ph.D.	—	36,000(1)	17,503	53,503

Alan G. Walton, Ph.D., D.Sc.	36,000	—	85,835	121,835

Erkki Ruoslahti, M.D., Ph.D.	36,000	—	85,835	121,835

(1)
This amount represents the fair market value of certain issuances of stock (at the time of issuance) to Dr. Shapiro in payment of fees earned in connection with his services as a member of the Board of Directors.

Director Compensation Arrangements

        Non-executive members of the company's Board of Directors receive (1) a initial grant of 100,000 shares (on a pre-reverse split basis) of common stock, (2) an annual grant of options to purchase 25,000 shares (on a pre-reverse split basis) of common stock, (3) an annual retainer of $20,000 and (4) a cash payment for attendance at each board meeting in the amount of $1,500 for in-person meetings and $1,000 for telephonic meetings. Regarding members of the company's Audit Committee, the Chair receives a payment of $1,500 per meeting and the regular members receive $1,000 per meeting. With respect to the company's Compensation Committee and the company's Nominating and Corporate Governance Committee, the Chair receives a payment of $1,125 per meeting and the regular members receive $750 per meeting. Each director is entitled to receive payment of the directors' fees in the form of shares of the company's Common Stock valued at 150% of the actual directors' fees due and payable. The fee structure for the directors was established and approved by the Compensation Committee and ratified by the full Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Except as described below, none of the following parties has, since January 1, 2006, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than as noted in this section:

  •
  Any of our directors or officers,

  •
  Any person proposed as a nominee for election as a director,

  •
  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock,

  •
  Any of our promoters, and

  •
  Any relative or spouse of any of the foregoing persons who has the same house as such person.

        All references to share numbers in this section are on a pre-reverse split basis.

Private Equity Financing

        On November 26, 2004, in connection with the early release from escrow of funds related to our private equity financing, we granted to Andwell, LLC, a company affiliated with our Chief Executive Officer, William M. Caldwell, IV, warrants to purchase 250,000 shares of our common stock at an exercise price of $0.05 per share. Effective as of December 8, 2006 and pursuant to unanimous approval of the Board of Directors, the exercise period was extended until December 31, 2010. In connection with the extension of the exercise period, Mr. Caldwell and the Company entered into a certain lock-up agreement relating to such warrants which, subject to certain exceptions, prevents Mr. Caldwell from exercising his warrants until February 1, 2009.

        Effective as of December 8, 2006, the Company extended the exercise period of certain warrants to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $0.05 per share, held by Nancy Burrows, the present spouse of the Company's Chief Executive Officer, Mr. Caldwell. Effective as of December 8, 2006 and pursuant to unanimous approval of the Board of Directors, the exercise period for these warrants was extended until December 31, 2010. In connection with the extension of the exercise period, Ms. Burrows and the Company entered into a certain lock-up agreement relating to such warrants which, subject to certain exceptions, prevents Ms. Burrows from exercising her warrants until February 1, 2009.

        On September 15, 2005, in connection with the Securities Purchase Agreement dated September 15, 2005, Anthem Ventures Fund, L.P. purchased convertible debentures with a principal amount of $1,255,000, initially convertible into 545,652 shares of common stock. In connection with the purchase of the debentures, we issued Anthem Ventures Fund, L.P. warrants to purchase 272,826 shares of our common stock at an initial exercise price of $2.53 per share. As a result of (i) amendments to the debenture and the warrant, and (ii) certain anti-dilution adjustments in accordance with the terms of the debenture and warrant, the conversion price of the debenture was adjusted to $0.34, and the exercise price of the warrant was reduced to $0.34. As of September 6, 2007, Anthem Ventures Fund, L.P. was the beneficial owner of approximately 15.6% of our outstanding common stock.

        On September 15, 2005, in connection with the Securities Purchase Agreement dated September 15, 2005, The Shapiro Family Trust Dated September 29, 1989, purchased convertible debentures with a principal amount of $251,000, convertible into 109,130 shares of common stock. In connection with the purchase of the debentures, we issued The Shapiro Family Trust Dated September 29, 1989, warrants to purchase 54,565 shares of our common stock at an exercise price of $2.53 per share. As a result of (i) amendments to the debenture and the warrant, and (ii) certain anti-dilution adjustments in accordance with the terms of the debenture and warrant, the conversion price of the debenture was adjusted to $0.34, and the exercise price of the warrant was reduced to $0.34. Dr. Shapiro, one of our directors, may be deemed the beneficial owner of the securities owned by The Shapiro Family Trust.

        On August 29, 2006, we issued The Shapiro Family Trust Dated September 29, 1989, a replacement warrant to purchase 54,565 shares of our common stock at an exercise price of $1.60 per share. As a result of (i) amendments to the warrant, and (ii) certain anti-dilution adjustments in accordance with the terms of the warrant, the exercise price of the warrant was reduced to $0.34.

        On September 6, 2006, in connection with the Securities Purchase Agreement, Anthem Ventures Fund, L.P. purchased convertible debentures with a principal amount of $627,500, convertible into 2,178,819 shares of common stock. In connection with the purchase of the debentures, we issued Anthem Ventures Fund, L.P. warrants to purchase 1,089,409 shares of our common stock at an exercise price of $.3168 per share.

        On September 6, 2006, in connection with the Securities Purchase Agreement, The Shapiro Family Trust Dated September 29, 1989, purchased convertible debentures with a principal amount of $125,500, convertible into 435,764 shares of common stock. In connection with the purchase of the debentures, we issued The Shapiro Family Trust Dated September 29, 1989, warrants to purchase 217,881 shares of our common stock at an exercise price of $.3168 per share.

        As reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2007, we closed amendments to the 2005 and 2006 transaction documents associated with the issuance of the warrants and debentures. Both Anthem Ventures Fund, L.P. and The Shapiro Family Trust Dated September 29, 1989, were party to these amendments.

        On August 14, 2007, PDP I, LLC advanced $300,000 to the company pursuant to a bridge loan commitment. The bridge loan commitment entered into on August 14, 2007 provided a total of up to $600,000 of interim bridge financing to the company structured in the form of a convertible note with draws to be made in the company's discretion. Dr. Huertas, one of our former officers, owns a 16.67% equity interest in PDP I, LLC. Dr. Huertas resigned as our Chief Development Officer effective as of October 29, 2007. Mr. Rabin, a nominee for director, owns a 33.33% equity interest in PDP I, LLC.

        On August 31, 2007, in connection with the Securities Purchase Agreement, Anthem Ventures Fund, L.P. purchased convertible debentures with a principal amount of $251,000, convertible into 738,235 shares of common stock. In connection with the purchase of the debentures, we issued Anthem Ventures Fund, L.P. warrants to purchase 738,235 shares of our common stock at an exercise price of $.38 per share.

        On August 31, 2007, in connection with the Securities Purchase Agreement, The Shapiro Family Trust Dated September 29, 1989 purchased convertible debentures with a principal amount of $251,000, convertible into 738,235 shares of common stock. In connection with the purchase of the debentures, we issued The Shapiro Family Trust Dated September 29, 1989 warrants to purchase 738,235 shares of our common stock at an exercise price of $.38 per share.

        On August 31, 2007, in connection with the Securities Purchase Agreement, PDP I, LLC purchased convertible debentures with a principal amount of $753,000, convertible into 2,214,706 shares of common stock. In connection with the purchase of the debentures, we issued PDP I, LLC warrants to purchase 2,214,706 shares of our common stock at an exercise price of $.38 per share.

Consulting Services

        On December 13, 2004, we granted Andwell, LLC, an entity affiliated with our Chief Executive Officer, William M. Caldwell, IV, warrants to purchase 236,000 shares of our common stock at $0.25 per share in consideration of consulting services provided by Andwell, LLC to us. Effective as of

December 8, 2006 and pursuant to unanimous approval of the Board of Directors, the exercise period was extended until December 31, 2010.

        On December 13, 2004, we granted Rocket Ventures, LLC, an entity affiliated with our General Counsel, Jonathan Atzen, warrants to purchase 75,000 shares of our common stock at $0.25 per share (the "Rocket Warrant") in consideration of consulting services provided by Rocket Ventures, LLC. Effective as of December 8, 2006 and pursuant to unanimous approval of the Board of Directors, the exercise period was extended until December 31, 2010. Effective as of July 2007, the Rocket Warrant was transferred to Jonathan Atzen, the sole equity holder of Rocket Ventures, LLC.

        Effective on July 1, 2007 and pursuant to unanimous approval of the Board of Directors, the Company extended the exercise period of a certain warrant to purchase 100,000 shares of our common stock at an exercise price of $0.05, held by Anthem Venture Management LLC, an entity affiliated with Anthem Ventures Fund, L.P., until December 31, 2010 (the "Anthem Warrant"). With respect to the Anthem Warrant, effective as of July 1, 2007, Anthem Ventures Fund L.P. and the Company entered into a certain lock-up agreement relating to such warrant which, subject to certain exceptions, prevents Anthem Ventures Fund L.P. from exercising its warrant until February 1, 2009.

Other Agreements

        We entered into that certain Nomination Agreement dated September 20, 2007, with Anthem Ventures Fund, LP. The Company previously agreed to a nomination agreement with Anthem in August 2005. Anthem shall have the right to designate in its sole discretion, and the company shall nominate and appoint, a director to the company's board of directors. The agreement terminates upon the earlier to occur of (i) certain corporate events or (ii) December 31, 2009.

Report of the Audit Committee

        The Audit Committee has reviewed and discussed with management the Company's most recent audited financial statements, discussed with the Company's independent auditors the matters required to be discussed by SAS 61, received the written disclosures and letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 or discussed with the independent auditors' their independence, nor made any recommendation regarding the inclusion of the Company's financial statements for the last fiscal year in the Company's most recent Annual Report on Form 10-KSB.

Independent Public Accountant

        Pritchett, Siler & Hardy, P.C., referred to as Pritchett, served as our independent auditors for the fiscal years ended December 31, 2004 and 2003. Stonefield Josephson, Inc., referred to as Stonefield, served as independent auditors for ACT for the fiscal years ended December 31, 2004 and 2003. Upon consummation of the January 2005 merger, the financial statements of ACT became our financial statements. Accordingly, we elected to change independent accountants and to retain ACT's historical independent accountants, Stonefield Josephson, Inc.

        On May 4, 2005, we dismissed Pritchett as our independent registered public accounting firm. Pritchett had served as our independent registered public accounting firm since our inception. The reports of Pritchett on our financial statements for fiscal year ended December 31, 2004 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        The decision to dismiss Pritchett was based on the explanation set forth above and was approved by our full Board of Directors at such time. During fiscal year 2004 and the subsequent interim period through the date of the dismissal, we had no disagreement with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Pritchett, would have caused them to make reference to such disagreement in connection with their reports for such periods. During fiscal year 2004 and the subsequent interim period through the date of the dismissal, there have been no reportable events (as defined in Regulation S-B, Item 304). We provided Pritchett with a copy of the above disclosures and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements and, if not, stating the respects in which they do not agree. A copy of the letter from Pritchett is attached to our Current Report on 8-K dated May 4, 2005.

        On April 17, 2007, we dismissed Stonefield Josephson, Inc. ("Stonefield") as our independent registered public accounting firm. Concurrent with this action on the same date, our audit committee appointed Singer Lewak Greenbaum & Goldstein LLP ("SLGG") as our new independent registered public accounting firm. The decision to change accountants was approved by the audit committee and ratified by the Board of Directors.

        The audit reports of Stonefield on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2006 and 2005, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that Stonefield's report on the December 31, 2006 consolidated financial statements included an explanatory paragraph regarding the existence of substantial doubt about the company's ability to continue as a going concern.

        During the two most recent fiscal years ended December 31, 2006 and 2005 and from January 1, 2007 to the date of our dismissal of Stonefield, there have been no disagreements with Stonefield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Stonefield's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the same period, there have been no reportable events, as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

        During the two most recent fiscal years, and the subsequent interim period prior to engaging SLGG, neither the company nor anyone on its behalf consulted SLGG regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company's financial statements, and no written or oral advice was provided by SLGG that was a factor considered by the company in reaching a decision as to the accounting, auditing or financial reporting issues as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Independent Public Accountant's Fees

        The following table summarizes the fees of Stonefield Josephson, Inc., our independent auditor, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two years for other services:

Fee Category	2006	2005
Audit Fees(1)	$113,695	$10,746
Audit-Related Fees(2)	$124,999	$86,672
Tax Fees(3)	$11,354	$21,083
All Other Fees(4)	$32,605	$—

    (1)
    Audit fees consist of aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2006 and 2005.

    (2)
    Audit related fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees." These fees include review of registration statements and participation at meetings of the audit committee.

    (3)
    Tax fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning.

    (4)
    All other fees consist of aggregate fees billed for products and services provided by the independent auditor, other than those disclosed above. These fees include services related to certain accounting research and assistance with a regulatory matter.

        The Company's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. To the extent that additional services are necessary beyond those specifically budgeted for, the audit committee and management pre-approve such services on a case-by-case basis. All services provided by the independent auditors were approved by the Audit Committee.

PROPOSAL ONE—ELECTION OF DIRECTORS

        Our Board of Directors currently consists of five (5) members. Four of the current members of our Board of Directors have been nominated to stand for reelection as a director at the 2007 Annual Meeting and one new nominee is up for election as a director at the 2007 Annual Meeting.

        At the 2007 Annual Meeting, stockholders will have an opportunity to vote for directors. The persons named in the enclosed proxy card will vote to elect these five (5) nominees as directors, unless you withhold authority to vote for the election of any or all nominees by marking the proxy card to that effect. Each of the nominees has indicated his willingness to serve, if elected. However, if any or all of the nominees should be unable or unwilling to serve, the proxies may be voted for substitute nominees designated by our Board of Directors, or our Board of Directors may reduce the number of directors.

Board Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED FOR THE ELECTION OF ALL FIVE NOMINEES LISTED ABOVE AND FOR ANY ADDITIONAL DIRECTOR NAMED BY THE BOARD.

Information regarding Director Nominees

        The following table and paragraphs provide information as of the date of this proxy statement about each member of our Board of Directors that is standing for reelection to the board. The information presented includes information about each director, including his age, all positions and offices he holds with us, his length of service as a director, his principal occupation and employment for the past five years, and the names of other publicly-held companies of which he serves as a director. Information about the number of shares of Common Stock beneficially owned by each director, our named executive officers and all directors and executive officers as a group, as of September 6, 2007, appears under the heading "Beneficial Ownership of Directors, Officers and 5% Stockholders" above.

        No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. The nominees for directors consist of the following individuals:

Name of Nominee	Age	Director Since
William M. Caldwell, IV	60	2005
Erkki Ruoslahti, M.D., Ph.D.	67	2005
Alan C. Shapiro, Ph.D.,	62	2005
Alan G. Walton, Ph.D.	71	2005
Gary Rabin	42	*

    *
    First time nominee

Current Directors Standing for Reelection

        William M. Caldwell, IV is our Chief Executive Officer and Chairman of the Board of Directors. He has a 30-year management career working with emerging technologies and restructuring distressed corporate environments. During his career he has served in senior executive positions both in marketing and finance. He has worked with Booz Allen and Hamilton; the Flying Tiger Line Inc.; Van Vorst Industries; and Kidder Peabody. He started a firm specializing in strategy and financial planning which was instrumental in restructuring over $1.0 billion of debt for over twenty companies and partnerships. He was a pioneer in the satellite radio auctions as President of Digital Satellite Broadcasting Corporation; assisted in the financing and became President and ultimately CEO in the restructuring of CAIS Internet, and has advised corporations, both public and private, in technology, telecommunications, retailing, real estate, hospitality, publishing, and transportation. He received his B.A. degree from the University of Southern California and was a Multinational Enterprise Fellow at the Wharton School of Finance. He serves as a director of Lee Pharmaceuticals and King Koil Franchising Corp. Mr. Caldwell is not an officer or director of any other reporting company.

        Erkki Ruoslahti, M.D., Ph.D. has served as a director since November 2005. Dr. Ruoslahti joined The Burnham Institute in 1979 and served as its President from 1989 to 2002. Dr. Ruoslahti is the recipient of the 2005 Japan Prize for his work in cell biology. Dr. Ruoslahti's other honors include the Gairdner Prize, and membership in the U.S. National Academy of Sciences, Institute of Medicine, and American Academy of Arts and Sciences. He is a Knight of the Order of the White Rose of Finland. Dr. Ruoslahti earned his M.D. and Ph.D. from the University of Helsinki in Finland. After postdoctoral training at the California Institute of Technology, he held various academic appointments in Finland and at City of Hope National Medical Center in Duarte, California. Dr. Ruoslahti's research has been the basis of several drugs currently on the market or in clinical trials. He has been a founder and director of several biotechnology companies. Dr. Ruoslahti is not an officer or director of any other reporting company.

        Alan C. Shapiro, Ph.D. has served as director since 2005. He adds more than 30 years' experience in corporate and international financial management to Advanced Cell Technology. Dr. Shapiro is currently the Ivadelle and Theodore Johnson Professor of Banking and Finance at the Marshall School of Business, University of Southern California, where he previously served as the Chairman of the Department of Finance and Business Economics, Marshall School of Business. Prior to joining the University of Southern California, Dr. Shapiro taught as an Assistant Professor at the University of Pennsylvania, Wharton School of Business, and has been a visiting professor at Yale University, UCLA, the Stockholm School of Economics, University of British Columbia, and the U.S. Naval Academy. Dr. Shapiro has published over 50 articles in such academic and professional journals as the Journal of Finance, Harvard Business Review, and the Journal of Business, among many others. He frequently serves as an expert witness in cases involving valuation, economic damages, international finance, takeovers, and transfer financing through Trident Consulting Group LLC. He received his B.A. in Mathematics from Rice University, and a Ph.D. in Economics from Carnegie Mellon University. Dr. Shapiro is a trustee of Pacific Corporate Group's Private Equity Fund.

        Alan G. Walton, Ph.D., D.Sc. has served as a director since November 2005. Since 1987, Dr. Walton has been a general partner of Oxford Bioscience Partners, a venture capital firm investing in life sciences enterprises. Prior to joining Oxford Bioscience Partners, Dr. Walton was President and Chief Executive Officer of University Genetics Co. Dr. Walton serves on the board of directors of Alexandria Real Estate Equities, Inc., Acadia Pharmaceuticals, Inc., and Avalon Pharmaceuticals, Inc. He previously has served as the Chairman of the Board of Directors or as a Director for numerous private and public biotechnology companies, including Human Genome Sciences and Gene Logic Inc. He was a professor at Case Western Reserve University and Harvard Medical College from 1961 to 1981 and a member of President Carter's Science Advisory Committee from 1976 to 1977. Dr. Walton holds a Ph.D. in Physical Chemistry, a D.Sc. in Biological Chemistry and a B.S. in Chemistry, each from the University of Nottingham and in 2005 received an honorary LLD degree in recognition of his lifetime achievement in life sciences, also from the University of Nottingham. Dr. Walton also has been awarded an Adjunct Professorship from Case Western Reserve University.

Other Director Standing for Election

        Gary Rabin has a twenty year career in finance that primarily encompasses investment management and capital raising targeting small-cap and emerging growth companies. Currently, he is the Managing Partner of Vine Holdings, a long/short hedge fund focused on the media and communications industry. Until July 2007, he was a Portfolio Manager at MAC Investment Management, LLC ("MAC"), which he joined in November 2005. MAC is a long/short fundamental equity hedge fund concentrating on growth-oriented stocks including technology, communications and healthcare. Previously, he was a Managing Director and Portfolio Manager at Marketus Associates, a long/short hedge fund where he focused on communications, healthcare services, energy and special situations. Prior to that, he was Managing Director and Co-Head of the Media and Telecom Investment Banking Group at CIBC World Markets ("CIBC"), where he was responsible for all corporate finance and M&A, financial restructurings, and principal investing activities (both debt and equity) within the sector. Before joining CIBC, Mr. Rabin served in an operating capacity at a broadband services company when he was Chief Strategy Officer of CAIS Internet, Inc. ("CAIS"). At CAIS, he was responsible for raising over $500 million of financing commitments in both the public equity markets and from his relationships at Kohlberg, Kravis Roberts & Co., Qwest Communications, Cisco, Nortel, 3Com and Microsoft. Mr. Rabin has also started and served as Managing Director and Head of the Global Telecom Investment Banking Group at ING Barings Furman Selz, and was a founder of the telecom group at UBS Securities. He began his career in finance in 1987, and concentrated on energy, utilities, and metals until 1993. Throughout his career, Mr. Rabin has been responsible for building and developing businesses. Mr. Rabin earned an AB in Economics from the University of Michigan.

Identification of Other Executive Officers and Directors

        Robert P. Lanza, M.D. is our Chief Scientific Officer. Dr. Lanza has over 20 years of research and industrial experience in the areas of tissue engineering and transplantation medicine. Before joining ACT in 1998, from 1990 to 1998, Dr. Lanza was Director of Transplantation Biology at BioHybrid Technologies, Inc., where he oversaw that company's xenotransplantation and bioartificial pancreas programs. He has edited or authored sixteen books, including Principles of Tissue Engineering (2d ed. co-edited with R. Langer and J. Vacante), Yearbook of Cell and Tissue Transplantation, One World The Health & Survival of the Human Species in the Twenty-First Century, and Xeno: The Promise of Transplanting Animal Organs into Humans (co-authored with D.K.C. Cooper). Dr. Lanza received his B.A. and M.D. Degrees from the University of Pennsylvania, where he was both a University Scholar and Benjamin Franklin Scholar. Dr. Lanza is not an officer or director of any other reporting company.

        Ivan Wolkind is our Senior Vice President of Finance and Administration and Chief Accounting Officer. Prior to joining the company in March 2005, Mr. Wolkind served as the Executive Vice President of Finance and Chief Financial Officer for Eyematic, a technology company providing software solutions for delivering animated content to cell phones. Between 1999 and July 2001, Mr. Wolkind was the Chief Financial Officer for eLease, a company providing software solutions and back-end automation for the capital equipment leasing market. Prior to his appointment at eLease, Mr. Wolkind served as the Vice President of Finance for Ventro Corporation, where he was instrumental in the raising of capital in the company's initial public offering and subsequent debt offerings. Before his tenure at Ventro Corporation, Mr. Wolkind served as the Vice President of Finance at Onsale, Inc., a publicly traded Internet auction company. Prior to joining Onsale, he held key finance positions at two other companies after leaving KPMG, where he had worked in the financial services and banking audit group. Mr. Wolkind qualified as a Chartered Accountant in the United Kingdom. Mr. Wolkind is not an officer or director of any other reporting company.

        Jonathan F. Atzen is our Senior Vice President and General Counsel. Mr. Atzen joined the company in 2005. Prior to joining the company, Mr. Atzen was an attorney at Heller Ehrman/Venture Law Group LLP and worked as a corporate/securities attorney for other large international law firms including Brobeck, Phleger & Harrison LLP and Morrison & Foerster LLP. His corporate practice has focused on the representation of emerging growth and established technology companies in such industries as life sciences, semiconductors, wireless communications, software and alternative energy technologies. Mr. Atzen has provided general corporate counsel to public companies with respect to securities offerings including initial public offerings, secondary offerings, PIPEs and spin-offs, and reporting and compliance matters under the Securities Exchange Act of 1934. Mr. Atzen also has experience in public and private company mergers and acquisitions. He received his B.A. degree in economics from the University of California at Santa Barbara and his J.D. from Loyola Law School. Mr. Atzen is a director of Genesis Bioventures, Inc., a reporting company.

        Jonathan H. Dinsmore, Ph.D. is our Senior Vice President—Regulatory and Clinical. Prior to joining the Company, Dr. Dinsmore was responsible for all aspects of Mytogen's cell production operations, basic science program, and research and development efforts. He was also actively engaged in evaluating partnership opportunities and complimentary technologies. Prior to his position with the Company and Mytogen, he directed both clinical and preclinical research programs at Diacrin and GenVec. Dr. Dinsmore has research and clinical experience in the development of therapeutic products to treat Parkinson's disease, Huntington's disease, epilepsy, stroke, spinal cord injury, chronic intractable pain, liver disease, and cardiovascular disease. Dr. Dinsmore received a B.S. in Biology from Boston College in 1983 followed by a Ph.D. in Biology from Dartmouth College in 1988. He then trained four years as a Post-doctoral Fellow at Massachusetts Institute of Technology, after which he joined Diacrin in 1992. His extensive accomplishments include numerous awarded and pending patents as well as diverse published studies on myoblast transplantation technology.

        Michael D. West, Ph.D. is our former President, former Chief Scientific Officer and existing member of our Board. Dr. West has extensive academic and business experience in age-related degenerative diseases, telomerase molecular biology and human embryonic stem cell research and development. Before joining ACT in 1998, Dr. West founded Geron Corporation, and from 1990 to 1998 served as a Director and senior executive officer of Geron, where he initiated and managed programs in telomerase diagnostics, telomerase inhibition, telomerase-mediated therapy and human embryonic stem cell research. After leaving Geron, Dr. West co-founded and served as Chairman of Origen Therapeutics, a company focused on the development of avian transgenic technologies. He is the inventor of patents assigned to the University of Texas Southwestern Medical Center at Dallas licensed to Geron Corporation relating to telomere biology. Dr. West receives royalties from the license of these patents. In 1999, Dr. West formed ACT Group for the purpose of acquiring a controlling interest in ACT. Dr. West received a B.S. Degree from Renselaer Polytechnic Institute in 1976, an M.S. Degree in Biology from Andrews University in 1982 and a Ph.D. from Baylor College of Medicine in 1989. Dr. West is also a director of Biotime, Inc., a reporting company, and a director of the Life Extension Foundation, and the privately held company BioMarker Pharmaceuticals, Inc. Dr. West is not an officer or director of any other reporting company. Dr. West resigned as President and Chief Scientific Officer effective as of October 5, 2007.

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PROPOSAL TWO—AMENDMENT TO THE 2005 STOCK INCENTIVE PLAN

        Our Board of Directors adopted the 2005 Stock Plan on January 31, 2005. The Board of Directors initially authorized the issuance of up to 9,000,000 shares (on a pre-reverse split basis) of Common Stock under this 2005 Stock Plan, plus an annual increase on the first day of each of the Company's fiscal years beginning in 2006 equal to 5% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year.

        In October 2007, the Board approved, upon the recommendation of the Compensation Committee and subject to stockholder approval, the amendment to the 2005 Plan described below.

        We are seeking stockholder approval in order to amend the 2005 Plan to increase the total number of shares of the Company's common stock available for issuance thereunder by 25,000,000 (on a pre-split basis).

        As of November 1, 2007, 2,524,365 shares of common stock remained available for issuance under the 2005 Plan.

Reasons for the Proposed Amendment

        As described above, we are seeking stockholder approval of the amendment to increase the number of shares issuable pursuant to the 2005 Plan by 25,000,000 shares. In determining the amount of the increase contemplated by the proposed amendment to the 2005 Plan, the Board has taken into consideration the fact that, as of November 1, 2007, there were approximately 252,000,000 shares of our common stock outstanding on a fully-diluted basis, and the Board believes that this fully-diluted number, rather than the number of outstanding shares of the Company, is the relevant number in determining the appropriate number of shares available under the 2005 Plan. Assuming the approval of this increase, the total number of shares of our common stock available for issuance under the 2005 Plan will be 27,524,365, which represents approximately eleven percent (11%) of our common stock as calculated on a fully-diluted basis. In addition, in connection with the closing of the recent 2007 debenture and warrant financing, the existing holders of outstanding debentures and warrants purchased in connection with previous equity financings agreed to permit the Company to increase the number of shares reserved for issuance under the 2005 Plan by an amount up to ten percent (10%) of the Company's outstanding shares as calculated on a fully-diluted basis.

        The purpose of this increase is to continue to be able to attract, retain and motivate its executive officers and other employees and certain consultants. Upon stockholder approval, additional shares of common stock will be reserved for issuance under the 2005 Plan, which will enable us to continue to grant equity awards to our officers, employees and consultants at levels determined by the Compensation Committee to be necessary to attract, retain and motivate the individuals who will be critical to the Company's success in achieving its business objectives and thereby creating greater value for all our stockholders.

        Furthermore, we believe that equity compensation aligns the interests of our management and other employees with the interests of our other stockholders. Equity awards are a key component of our incentive compensation program. We believe that option grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on the long-term growth of the Company. We anticipate that option grants and other forms of equity awards such as restricted stock awards may become an increasing component in similarly motivating our consultants.

        Approval of the amendment to the 2005 Plan will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to the Company or any subsidiary.

        The terms of the 2005 Stock Plan are summarized below, and the full text of the proposed amendment to the 2005 Stock Plan is set forth as Appendix A to this proxy statement. It is intended that the 2005 Stock Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

Summary of the 2005 Stock Plan

        Officers, employees and directors of, and consultants and advisors to the Company, and any parent corporation, subsidiary or affiliated entity are eligible to receive awards under the 2005 Stock Plan at the discretion of the Board of Directors or its designated committee. Approximately 69 employees, directors and consultants are eligible to receive awards under the 2005 Stock Plan as of November 1, 2007.

        The Board, or a committee designated by the Board, has authority to, among other things:

  •
  Determine fair market value of the Common Stock in accordance with the terms of the 2005 Stock Plan;

  •
  Select employees, directors and consultants to receive awards;

  •
  Determine whether and to what extent awards are granted;

  •
  Determine the number of shares to be covered by an award;

  •
  Determine the terms and conditions of the awards, including exercise price, vesting, availability of cashless exercises, and implementation of the option exchange program; and

  •
  Interpret the plan document.

        Officers, employees and directors of the Company, and consultants and advisors to the Company, and any parent corporation, subsidiary or affiliated entity are eligible to receive nonstatutory stock options, stock purchase rights and other stock-based awards under the 2005 Stock Plan. Only employees of the Company, and any parent corporation or subsidiary, are eligible to receive incentive stock options under the 2005 Stock Plan.

        Incentive stock options may not be priced at less than 100% of the fair market value of our Common Stock on the date of grant (110% of fair market value in the case of individuals holding 10% or more of our Common Stock). Except as otherwise determined by the Board, in the case of nonstatutory options, the exercise price may not be less than 100% of the fair market value on the date of grant in accordance with applicable law. The fair market value of our Common Stock on October 31, 2007, was $0.29, based on the last sale price of our Common Stock as reported by the OTC Bulletin Board on that date. The 2005 Stock Plan provides that stock options and similar awards may be issued with exercise periods of up to 10 years.

        Payment of the exercise price of options under the 2005 Stock Plan may be made in the form of: (1) cash; (2) check; (3) delivery of a promissory note; (4) cancellation of indebtedness; (5) surrender of other shares of Common Stock owned by the recipient for longer than six months; (6) cashless brokered exercise program; (7) or any combination thereof, as determined by the Board of Directors.

        In the event of termination of employment or consulting relationship for any reason other than disability, death or for cause, the award recipient may exercise his or her vested options within 30 days of the date of such termination. In the event of termination as a result of disability, the award recipient may exercise his or her vested options within six months following the date of such termination. In the event of death, the award recipient's estate may exercise his or her vested options within 12 months following the date of death. In the event of termination for cause, all options held by the recipient will terminate immediately.

        Awards of stock purchase rights may also be made under the 2005 Stock Plan at an exercise price of not less than 100% of the fair market value of the Common Stock on the date of the offer. The Company may have the right to repurchase the stock in the event of a voluntary or involuntary termination of employment with the Company for any reason.

        The Board has discretion to grant other stock-based awards, provided, however, that no such awards may be made unless the terms of the 2005 Stock Plan and the awards are in compliance with Section 409A of the Code.

        Transfers of awards may not be made other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom the award is granted.

        Subject to the provisions of the 2005 Stock Plan or an award agreement, the Board may not amend any outstanding award agreement without the participant's consent if the action would adversely affect the participant's rights. The Board may assist a participant in satisfying the participant's tax withholding obligations by allowing the participant to elect to have the Company withhold shares that would otherwise be delivered upon exercise or receipt of the award or by delivering to the Company shares already owned with a value equal to the amount of the taxes. Further, the Board may at any time implement an option exchange program whereby outstanding options under the 2005 Stock Plan are exchanged for options with a lower exercise price or are amended to decrease the exercise price as a result of a decline in the fair market value of the Common Stock.

Federal Income Tax Consequences

        The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2005 Stock Plan. This summary does not purport to consider all of the possible U.S. federal tax consequences of the awards and is not intended to reflect the particular tax position of any award recipient. This summary is based upon the U.S. federal tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. Award recipients are strongly advised to consult their own tax advisors for additional information.

        Grant of an Option    The grant of an option is not expected to result in any taxable income for the recipient as of the date of the grant, except that in the event non-statutory options are granted with an exercise price lower than the then-current fair market value of the Common Stock, the difference between the exercise price and the then-current fair market value may be treated as deferred compensation income recognized as of the date the non-statutory options are granted.

        Exercise of Incentive Stock Option    The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that a tax liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction.

        Exercise of Nonqualified Stock Option    Generally, subject to Code Section 409A, upon exercising a nonqualified stock option, the award recipient must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price. The income will be treated as compensation income subject to payroll and withholding tax obligations. The Company would be entitled to a compensation deduction in the amount of income recognized by the award recipient.

        Disposition of Shares Acquired Through an Option    The tax consequence to a holder of an option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option.

        Generally, the disposition of shares which were acquired by exercise of an incentive stock option will be taxable as long-term capital gain or loss if the award recipient disposes of the shares more than two years after the option was granted and at least one year after exercising the option. If the award recipient fails to satisfy the holding period requirements for treatment as an incentive stock option, a disposition will result in any gain being treated as compensation income subject to ordinary tax rates. If the award recipient is still an employee of the Company at the time of the disposition, the amount of gain treated as compensation will also be subject to payroll and withholding taxes.

        If an award recipient disposes of shares acquired through the exercise of a nonqualified option, any gain or loss will be treated as a capital gain or loss. To the extent such shares have been held for at least one year after exercise of the nonqualified option, the gain or loss will be treated as long-term capital gain or loss.

        Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

        The grant by the Board of other stock-based awards may have varying tax consequences to award recipients. Grants made pursuant to the 2005 Stock Plan may be subject to Code Section 409A and plan administration may have to conform to Code Section 409A. Failure to comply with Code Section 409A, if applicable, will result in acceleration of income and imposition of penalties and interest to award recipients.

        Application of Section 16 of the Securities Exchange Act of 1934    Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

        Delivery of Shares to Satisfy Tax Obligation    Under the 2005 Stock Plan, participants may deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state tax obligations unless the Board provides to the contrary in the award agreement.

New Plan Benefits

        Future awards under the 2005 Plan to our non-employee directors, executive officers and employees are made at the discretion of the Compensation Committee. At this time, therefore, the benefits that may be received by our executive officers and other employees if our stockholders approve the proposed amendment to the 2005 Plan cannot be determined, and we have not included a table reflecting such benefits and awards. By way of background, please see compensation tables for a discussion of our executive compensation philosophy and for information regarding equity awards to our named executive officers in fiscal year 2007.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	12,428,426	(1)	$0.77	2,657,365	(2)
Equity compensation plans not approved by security holders	29,520,918	(3)	$0.66	0
Total				2,657,365	(2)

(1)
Awards for 2,667,000 options have been issued under the Advanced Cell Technology, Inc. 2004 Stock Option Plan I ("2004 Plan 1"), 1,301,161 options have been issued under the Advanced Cell Technology, Inc. 2004 Stock Option Plan II ("2004 Plan 2" and together with the 2004 Plan I, the "2004 ACT Plans"), and 8,460,265 options have been issued under the 2005 Stock Plan.

(2)
This number included 133,000 shares available under the 2004 Plan I and 2,524,365 shares available under the 2005 Stock Plan. This number does not include the additional 25,000,000 shares proposed in this proxy statement to be authorized for issuance under the 2005 Stock Plan if approved by the stockholders.

(3)
The number reflects the aggregate number of shares underlying compensatory warrants that have been issued and continue to be outstanding as of November 1, 2007. Each warrant was part of a separate equity compensation arrangement.

        The affirmative vote of a majority of the shares (by voting power) present in person at the Meeting or represented by proxy and entitled to vote at the Meeting is required to approve the amendment to the 2005 Stock Plan.

Board Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 2005 STOCK PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT TO THE 2005 STOCK PLAN, UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXY.

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PROPOSAL THREE—APPROVAL OF RESTATED CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT AT A RATIO WITHIN THE RANGE FROM ONE-FOR-TWO TO ONE-FOR-TEN AT ANY TIME PRIOR TO MAY 1, 2008

Background

        Our Board of Directors has adopted a resolution declaring the advisability of amending and restating our Certificate of Incorporation to effect a reverse stock split in which of all the issued and outstanding shares of our common stock, referred to as "old common stock," will be combined and reconstituted as a smaller number of shares of common stock, referred to as "new common stock." The ratio of the reverse stock split that the Board of Directors approved and deemed advisable and for which it is seeking stockholder approval is in the range from one-for-two to one-for-ten, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect a split. Approval of this reverse stock split proposal would give the Board of Directors authority to implement the reverse stock split at any time it determined prior to May 1, 2008. In addition, approval of this reverse stock split proposal would also give the Board of Directors authority to decline to implement a reverse stock split prior to such date or at all.

        If our stockholders approve the reverse stock split proposal and the Board of Directors decides to implement the reverse stock split, the Company will file the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (as described below) which will effect a reverse split of the shares of the Company's common stock then issued and outstanding at the specific ratio determined by the Board of Directors.

        At such time, each outstanding share of old common stock will automatically be changed into a fraction of a share of new common stock based on the ratio of the reverse stock split. We will pay cash in lieu of any fractional share of new common stock otherwise issuable in connection with the reverse stock split.

Purpose of the Reverse Stock Split

        The purpose of the proposed reverse stock split is to decrease the number of outstanding shares of old common stock in order to increase the market value of each share of the new common stock.

Immediately following a reverse stock split, the per-share price of a company's common stock generally increases proportionately with the reverse stock split ratio. Given the circumstances in which the Company expects to effect the reverse stock split, management believes that the reverse stock split would not only lead to a proportionate increase in the price of the new common stock but would be one in a series of steps that would expand the market for, and increase the price of, the old common stock. Theoretically, decreasing the number of shares of old common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor interested in acquiring them, or the Company's reputation in the financial community. In practice, however, many investors and market makers consider low priced stock as unduly speculative in nature, and, as a matter of policy, avoid investment and trading in such stocks. For instance, institutional investors often have policies limiting their trading in securities to securities that are listed on a national exchange or quoted on a national market and which meet certain price per share criteria. The presence of the foregoing limiting factors may adversely affect not only the pricing of the Company's old common stock but also its trading liquidity and the Company's access to the capital markets.

        The Company hopes that the decrease in the number of shares of its outstanding common stock resulting from the reverse stock split, and the anticipated increase in the per share trading price, will encourage greater interest in its common stock among members of the financial community and the investing public and possibly create a more liquid market for the Company's stockholders.

        One of the primary reasons the Board approved and is recommending the reverse stock split to stockholders is to enable the new common stock to qualify for listing on an exchange or a Nasdaq market. Of the major United States markets, the common stock could most readily qualify for listing on the American Stock Exchange (the "AMEX") and the Nasdaq SmallCap Market (the "SmallCap").

Certain Risks Associated With the Reverse Stock Split

There can be no assurance that the total market capitalization of the Company's common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the Company's common stock following the reverse stock split will either exceed or remain higher than the current per share market price.

        There can be no assurance that the market price per new share of the Company's new common stock after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old common stock outstanding before the reverse stock split. For example, based on the market price of the Company's common stock on November 1, 2007 of $0.29 per share, if the Board of Directors decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-two, there can be no assurance that the post-split market price of the Company's common stock would be $0.58 per share or greater. Alternatively, based on the market price of the Company's common stock on November 1, 2007 of $0.29 per share, if the Board of Directors decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-ten, there can be no assurance that the post-split market price of the Company's common stock would be $2.90 per share or greater.

        Accordingly, the total market capitalization of the Company's common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Company's common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers.

        While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers.

There can be no assurance that the reverse stock split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers.

        While the Board of Directors believes that a higher stock price may help the Company attract and retain employees and other service providers who are less likely to work for a company with a low stock price, there can be no assurance that the reverse stock split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers.

A decline in the market price for the Company's common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Company's common stock could be adversely affected following a reverse stock split.

        The market price of the Company's common stock will also be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Company's common stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the Company's common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

        Corporate Matters.    If approved and effected, the reverse stock split would have the following effects:

  •
  depending on the exact reverse stock split ratio selected by the Board of Directors, between two and ten shares of old common stock owned by a stockholder would be exchanged for one (1) share of new common stock;

  •
  the number of shares of the Company's common stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors;

  •
  based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Company's common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split;

  •
  the number of shares reserved for issuance under the Company's existing stock option plans and employee stock purchase plans will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

        If approved and effected, the reverse stock split will be effected simultaneously for all of the Company's common stock and the ratio will be the same for all of the Company's common stock. The reverse stock split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company's stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than up to nine shares, depending on the ratio for the reverse stock split selected by the Board of Directors. This, however, is not the purpose for which the Company is effecting the reverse stock split. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

        Fractional Shares.    No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of old common stock not evenly divisible by the number selected by the Board of Directors for the reverse stock split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company's common stock on the day immediately prior to the effective time of the reverse stock split, as reported on the Over-the-Counter Bulletin Board. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

        Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

        If approved and effected, the reverse stock split will result in some stockholders owning "odd lots" of less than 100 shares of the Company's common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

        Accounting Matters.    The reverse stock split will not affect the par value of the Company's common stock. As a result, as of the effective time of the reverse stock split, the stated capital on the Company's balance sheet attributable to the Company's common stock will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company's common stock will be restated because there will be fewer shares of the Company's common stock outstanding.

        Authorized Shares.    Upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Company's common stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors. As of November 1, 2007, the Company had 500,000,000 shares of common stock authorized and 72,150,106 shares of common stock issued and outstanding. the Company will continue to have 50,000,000 authorized but unissued shares of preferred stock. Authorized but unissued shares will be available for issuance, and the Company may issue such shares in financings or otherwise. If the Company issues additional shares, the ownership interest of holders of the Company's common stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of the Company's common stock.

        Potential Anti-Takeover Effect.    Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate the Company's shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company's Board of Directors and stockholders. Other than the reverse stock split proposal, the Company's Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

        If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors decides to implement the reverse stock split on or prior to May 1, 2008, the Company will file the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective at the time specified in the Restated Certificate of Incorporation, which is referred to below as the "effective time." Beginning at the effective time, each certificate representing shares of old common stock will be deemed for all corporate purposes to evidence ownership of shares of new common stock. The text of the Restated Certificate of Incorporation to effect the reverse stock split, if implemented by the Board of Directors, would be in substantially the form attached hereto as Appendix B; provided, however, that the text of the form of the Restated Certificate of Incorporation attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time and the applicable reverse stock split ratio determined by the Board of Directors.

        The stockholders may be asked to return the certificates representing the pre-split shares of old common stock to the Company in exchange for the certificates representing the newly issued shares of common stock and in such event the Company will cancel the surrendered stock certificates.

        If the Company elects to request the return of such certificates, stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder unless and until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

        Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates unless and until they receive a letter of transmittal.

No Dissenters' Rights

        Under the Delaware General Corporation Law, the Company's stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

        The following discussion summarizes the material federal income tax consequences of the reverse stock split that are applicable to stockholders. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. This discussion assumes that the old common stock has been and the new common stock will be held as a capital asset, as defined in the Code, and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., banks, foreign entities, tax-exempt entities, non-resident alien individuals, broker/dealers or insurance companies). Stockholders are urged to consult their own tax advisers regarding the federal income tax consequences of the proposed reverse stock split in light of their personal circumstances as well as the consequences under state, local and foreign tax laws.

        Except for any cash received in lieu of fractional shares, a stockholder will not recognize any gain or loss as a result of the receipt of shares of new common stock in exchange for his shares of old common stock pursuant to the reverse stock split. A stockholder's aggregate tax basis for the shares of new common stock received, including any fractional share interest for which cash is received, will equal such stockholder's aggregate tax basis of the shares of old common stock exchanged. A stockholder's holding period for the shares of new common stock received, including any fractional share interest for which cash is received, will include the holding period of the shares of old common stock exchanged.

        A stockholder who receives cash in lieu of a fractional share of new common stock will generally be treated as having received the cash as a distribution in redemption of his fractional share interest, as provided under Section 302 of the Code. In general, a stockholder will recognize capital gain or loss on the deemed redemption in an amount equal to the difference between the amount of cash received and such stockholder's adjusted tax basis allocable to such fractional share, as described in the preceding paragraph. However, depending on a stockholder's particular facts and circumstances, the cash payment may be taxable as a dividend.

        The Company will not recognize any gain or loss as a result of the reverse stock split.

Vote Required and Board of Directors' Recommendation

        Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have the same effect as a negative vote on this proposal. If there are not sufficient votes to approve this proposal at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Board of Directors. However, no proxy voted against this proposal will be voted in favor of an adjournment or postponement of the meeting to solicit additional votes in favor of this proposal.

Board Recommendation

        THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL THREE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

*    *    *

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2008 Annual Meeting of Stockholders must be received at our principal executive offices (i) not later than [July     ], 2008, which corresponds to 120 days before the day of the year that the proxy statement relating to the 2007 Annual Meeting is dated or (ii) in the event the date of the 2008 Annual Meeting changes by more than 30 days from the day of the year on which the 2007 Annual Meeting was held, a reasonable time before we mail our proxy materials for the 2008 Annual Meeting. In order to avoid controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals.

OTHER MATTERS

        The Board of Directors knows of no business that will be presented for consideration at the Meeting other than those matters described in this Proxy Statement. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

        The Board of Directors hopes that you will attend the Meeting. Whether or not you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience. If you attend the Meeting you may still vote your stock personally even though you may have already sent in your proxy.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements, information statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you if you call or write us at the following address or phone number: 1201 Harbor Bay Parkway, Alameda, CA 94502, Attn: William M. Caldwell, IV, Telephone: 310-481-5124. If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

BY ORDER OF THE BOARD OF DIRECTORS

Jonathan F. Atzen Secretary
Alameda, California [November ], 2007

Appendix A

ADVANCED CELL TECHNOLOGY, INC.
2005 STOCK INCENTIVE PLAN

Amended November    , 2007 (Subject to Stockholder Approval December 28, 2007)

        1.    Purposes of the Plan.    The purposes of this 2005 Stock Incentive Plan are to attract and retain highly qualified personnel for positions of substantial responsibility, to provide additional incentive to Employees, Consultants and Directors and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations and interpretations promulgated thereunder. Stock Purchase Rights may also be granted under the Plan.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)    "Administrator"  means the Board or its Committee appointed pursuant to Section 4 of the Plan.

          (b)    "Affiliate"  means an entity other than a Subsidiary (as defined below) which, together with the Company, is under common control of a third person or entity.

          (c)    "Applicable Laws"  means the legal requirements relating to the administration of stock option and restricted stock purchase plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any Stock Exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

          (d)    "Board"  means the Board of Directors of the Company.

          (e)    "Cause"  for termination of a Participant's Continuous Service Status will exist if the Participant is terminated by the Company for any of the following reasons: a Participant's (i) failure to properly perform his or her job responsibilities, as determined reasonably and in good faith by the Board; (ii) commission of any act of fraud, gross misconduct or dishonesty with respect to the Company; (iii) conviction of, or plea of guilty or "no contest" to, any felony, or a crime involving moral turpitude; (iv) breach of any proprietary information and inventions agreement with the Company; or (v) failure to follow lawful directions of the Board. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company's ability to terminate a Participant's employment or consulting relationship at any time as provided in Section 5(d) below, and the term "Company" will be interpreted to include any Subsidiary, Parent or Affiliate, as appropriate.

          (f)    "Change of Control"  means (1) a sale of all or substantially all of the Company's assets, or (2) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (3) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

          (g)    "Code"  means the Internal Revenue Code of 1986, as amended.

          (h)    "Committee"  means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 below.

          (i)    "Common Stock"  means the Common Stock of the Company.

          (j)    "Company"  means A.C.T. Holdings, Inc., a Nevada corporation.

          (k)    "Consultant"  means any person, including an advisor, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services.

          (l)    "Continuous Service Status"  means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parents, Subsidiaries, Affiliates or their respective successors. A change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service Status.

          (m)    "Corporate Transaction"  means a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

          (n)    "Director"  means a member of the Board.

          (o)    "Employee"  means any person employed by the Company or any Parent, Subsidiary or Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or the Applicable Laws. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

          (p)    "Exchange Act"  means the Securities Exchange Act of 1934, as amended.

          (q)    "Fair Market Value"  means, as of any date, the fair market value of the Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the closing price for the Shares on a national securities exchange or interdealer quotation system.

          (r)    "Incentive Stock Option" or "ISO"  means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

          (s)    "Listed Security"  means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

          (t)    "Named Executive"  means any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

          (u)    "Nonstatutory Stock Option"  means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

          (v)    "Option"  means a stock option granted pursuant to the Plan.

          (w)    "Option Agreement"  means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

          (x)    "Option Exchange Program"  means a program approved by the Administrator whereby outstanding Options are exchanged for Options with a lower exercise price or are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Stock.

          (y)    "Optioned Stock"  means the Common Stock subject to an Option.

          (z)    "Optionee"  means an Employee, Director or Consultant who receives an Option.

          (aa)    "Parent"  means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

          (bb)    "Participant"  means any holder of one or more Options or Stock Purchase Rights, or the Shares issuable or issued upon exercise of such awards, under the Plan.

          (cc)    "Plan"  means this 2005 Stock Incentive Plan.

          (dd)    "Reporting Person"  means an officer, Director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

          (ee)    "Restricted Stock"  means Shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

          (ff)    "Restricted Stock Purchase Agreement"  means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Stock Purchase Right granted under the Plan and includes any documents attached to such agreement.

          (gg)    "Rule 16b-3"  means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

          (hh)    "Share"  means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

          (ii)    "Stock Exchange"  means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

          (jj)    "Stock Purchase Right"  means the right to purchase Common Stock pursuant to Section 11 below.

          (kk)    "Subsidiary"  means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

          (ll)    "Ten Percent Holder"  means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

        3.    Stock Subject to the Plan.

          (a)   Subject to the provisions of Section 3(b) and Section 15 of the Plan, the maximum aggregate number of Shares under the Plan that may be awarded as Incentive Stock Options or otherwise is 37,137,939 Shares of Common Stock. Such authorized share reserve consists of (i) the 9,000,000 shares initially authorized in connection with the adoption of the Plan, (ii) the number of shares added to the Plan on January 1, 2006, and January 1, 2007, under the automatic share increase provision of the Plan, plus (iii) an increase of Twenty-five million (25,000,000) shares authorized by the Board subject to stockholder approval at the Corporation's 2007 annual meeting of stockholders. The Shares may be authorized, but unissued, or reacquired Common Stock. If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall be available for future grant under the Plan.

          (b)   The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first day of each of the Company's fiscal years beginning in 2008 equal to 5% of the Shares outstanding on the last day of the immediately preceding fiscal year.

        4.    Administration of the Plan.

          (a)    General.    The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more officers to make awards under the Plan.

          (b)    Committee Composition.    If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions. The Committee shall in all events conform to any requirements of the Applicable Laws.

          (c)    Powers of the Administrator.    Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

    (i)
    to determine the Fair Market Value of the Common Stock, in accordance with Section 2(q) of the Plan, provided that such determination shall be applied consistently with respect to Participants under the Plan;

    (ii)
    to select the Employees, Consultants and Directors to whom Plan awards may from time to time be granted;

    (iii)
    to determine whether and to what extent Plan awards are granted;

    (iv)
    to determine the number of Shares of Common Stock to be covered by each award granted;

    (v)
    to approve the form(s) of agreement(s) used under the Plan;

    (vi)
    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro rata adjustment to vesting as a result of a Participant's transitioning from full- to part-time service (or vice versa), and any restriction or limitation regarding any Option, Optioned Stock, Stock Purchase Right or Restricted Stock, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

    (vii)
    to determine whether and under what circumstances an Option may be settled in cash under Section 10(c) instead of Common Stock;

    (viii)
    to implement an Option Exchange Program on such terms and conditions as the Administrator in its discretion deems appropriate, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;

    (ix)
    to adjust the vesting of an Option held by an Employee, Consultant or Director as a result of a change in the terms or conditions under which such person is providing services to the Company;

    (x)
    to construe and interpret the terms of the Plan and awards granted under the Plan, which constructions, interpretations and decisions shall be final and binding on all Participants; and

    (xi)
    in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options or Stock Purchase Rights to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

        5.    Eligibility.

          (a)    Recipients of Grants.    Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees, Consultants and Directors. Incentive Stock Options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive Stock Options.

          (b)    Type of Option.    Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

          (c)    ISO $100,000 Limitation.    Notwithstanding any designation under Section 5(b), to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

          (d)    No Employment Rights.    The Plan shall not confer upon any Participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant's right or the Company's right to terminate the employment or consulting relationship at any time for any reason.

        6.    Term of Plan.    The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 17 of the Plan.

        7.    Term of Option.    The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

        8.    Limitation on Grants to Employees.    Subject to adjustment as provided in Section 15 below, the maximum number of Shares that may be subject to Options and Stock Purchase Rights granted to any one Employee under this Plan for any fiscal year of the Company shall be 1,500,000, provided that this Section 8 shall apply only after such time, if any, as the Common Stock becomes a Listed Security.

        9.    Option Exercise Price and Consideration.

          (a)    Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

    (i)
    In the case of an Incentive Stock Option

              (A)  granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

              (B)  granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

    (ii)
    In the case of a Nonstatutory Stock Option

              (A)  granted on any date on which the Common Stock is not a Listed Security to a person who is at the time of grant a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant if required by the Applicable Laws and, if not so required, shall be such price as is determined by the Administrator;

              (B)  granted on any date on which the Common Stock is not a Listed Security to any other eligible person, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant if required by the Applicable Laws and, if not so required, shall be such price as is determined by the Administrator; or

              (C)  granted on any date on which the Common Stock is a Listed Security to any eligible person, the per Share exercise price shall be such price as determined by the Administrator, which shall be no less than 100% of the Fair Market Value on the date of grant, and, if such person is, at the time of grant of such Option, a Named Executive of the Company, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant if such Option is intended to qualify as performance-based compensation under Section 162(m) of the Code.

    (iii)
    Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

          (b)    Permissible Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) subject to any requirements of the Applicable Laws (including without limitation Section 153 of the Delaware General Corporation Law), delivery of Optionee's promissory note having such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate after taking into account the potential accounting consequences of permitting an Optionee to deliver a promissory note; (4) cancellation of indebtedness; (5) other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, provided that in the case of Shares acquired, directly or indirectly, from the Company, such Shares must have been owned by the Optionee for more than six months on the date of surrender (or such other period as may be required to avoid the Company's incurring an adverse accounting charge); (6) if, as of the date of exercise of an Option the Company then is permitting employees to engage in a "same-day sale" cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes; or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

        10.    Exercise of Option.

          (a)    General.

            (i)    Exercisability.    Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the term of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee; provided however that, if required under the Applicable Laws, the Option (or Shares issued upon exercise of the Option) shall comply with the requirements of Section 260.140.41(f) and (k) of the Rules of the California Corporations Commissioner.

            (ii)    Leave of Absence.    The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant's returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

            (iii)    Minimum Exercise Requirements.    An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

            (iv)    Procedures for and Results of Exercise.    An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan, provided that the Administrator may, in its sole discretion, refuse to accept any form of consideration at the time of any Option exercise.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (v)    Rights as Stockholder.    Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the Plan.

          (b)    Termination of Employment or Consulting Relationship.    Except as otherwise set forth in this Section 10(b), the Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee's Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. Unless the Administrator otherwise provides in the Option Agreement, to the extent that the Optionee is not vested in Optioned Stock at the date of termination of his or her Continuous Service Status, or if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to Section 7).

        The following provisions (1) shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee's Continuous Service Status, and (2) establish the minimum post-termination exercise periods that may be set forth in an Option Agreement:

            (i)    Termination other than Upon Disability or Death or for Cause.    In the event of termination of Optionee's Continuous Service Status other than under the circumstances set forth in subsections (ii) through (iv) below, such Optionee may exercise an Option for 30 days following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination. No termination shall be deemed to occur and this Section 10(b)(i) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

            (ii)    Disability of Optionee.    In the event of termination of an Optionee's Continuous Service Status as a result of his or her disability (including a disability within the meaning of Section 22(e)(3) of the Code), such Optionee may exercise an Option at any time within six months following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination.

            (iii)    Death of Optionee.    In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, or within thirty days following termination of Optionee's Continuous Service Status, the Option may be exercised by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time within twelve months following the date of death, but only to the extent the Optionee was vested in the Optioned Stock as of the date of death or, if earlier, the date the Optionee's Continuous Service Status terminated.

            (iv)    Termination for Cause.    In the event of termination of an Optionee's Continuous Service Status for Cause, any Option (including any exercisable portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee's Continuous Service Status. If an Optionee's employment or consulting relationship with the Company is suspended pending an investigation of whether the Optionee shall be terminated for Cause, all the Optionee's rights under any Option likewise shall be suspended during the investigation period and the Optionee shall have no right to exercise any Option. This Section 10(b)(iv) shall apply with equal effect to vested Shares acquired upon exercise of an Option granted on any date on which the Common Stock is not a Listed Security to a person other than an officer, Director or Consultant, in that the Company shall have the right to repurchase such Shares from the Participant upon the following terms: (A) the repurchase is made within 90 days of termination of the Participant's Continuous Service Status for Cause at the Fair Market Value of the Shares as of the date of termination, (B) consideration for the repurchase consists of cash or cancellation of purchase money indebtedness, and (C) the repurchase right terminates upon the effective date of the Company's initial public offering of its Common Stock. With respect to vested Shares issued upon exercise of an Option granted to any officer, Director or Consultant, the Company's right to repurchase such Shares upon termination of the Participant's Continuous Service Status for Cause shall be made at the Participant's original cost for the Shares and shall be effected pursuant to such terms and conditions, and at such time, as the Administrator shall determine. Nothing in this Section 10(b)(iv) shall in any way limit the Company's right to purchase unvested Shares issued upon exercise of an Option as set forth in the applicable Option Agreement.

          (c)    Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        11.    Stock Purchase Rights.

          (a)    Rights to Purchase.    When the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. In the case of a Stock Purchase Right granted prior to the date, if any, on which the Common Stock becomes a Listed Security and if required by the Applicable Laws at that time, the purchase price of Shares subject to such Stock Purchase Rights shall not be less than 100% of the Fair Market Value of the Shares as of the date of the offer. If the Applicable Laws do not impose the requirements set forth in the preceding sentence and with respect to any Stock Purchase Rights granted after the date, if any, on which the Common Stock becomes a Listed Security, the purchase price of Shares subject to Stock Purchase Rights shall be as determined by the Administrator. The offer to purchase Shares subject to Stock Purchase Rights shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b)    Repurchase Option.

            (i)    General.    Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). Subject to any requirements of the Applicable Laws (including without limitation Section 260.140.42(h) of the Rules of the California Corporations Commissioner), the terms of the Company's repurchase option (including without limitation the price at which, and the consideration for which, it may be exercised, and the events upon which it shall lapse) shall be as determined by the Administrator in its sole discretion and reflected in the Restricted Stock Purchase Agreement.

            (ii)    Leave of Absence.    The Administrator shall have the discretion to determine whether and to what extent the lapsing of Company repurchase rights shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, such lapsing shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, the lapsing of Company repurchase rights shall toll during any unpaid portion of such leave, provided that, upon a Participant's returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given "vesting" credit with respect to Shares purchased pursuant to the Restricted Stock Purchase Agreement to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

            (iii)    Termination for Cause.    In the event of termination of a Participant's Continuous Service Status for Cause, the Company shall have the right to repurchase from the Participant vested Shares issued upon exercise of a Stock Purchase Right granted to any person other than an officer, Director or Consultant prior to the date, if any, upon which the Common Stock becomes a Listed Security upon the following terms: (A) the repurchase must be made within 90 days of termination of the Participant's Continuous Service Status for Cause at the Fair Market Value of the Shares as of the date of termination, (B) consideration for the repurchase consists of cash or cancellation of purchase money indebtedness, and (C) the repurchase right terminates upon the effective date of the Company's initial public offering of its Common Stock. With respect to vested Shares issued upon exercise of a Stock Purchase Right granted to any officer, Director or Consultant, the Company's right to repurchase such Shares upon termination of such Participant's Continuous Service Status for Cause shall be made at the Participant's original cost for the Shares and shall be effected pursuant to such terms and conditions, and at such time, as the Administrator shall determine. Nothing in this Section 11(b)(ii) shall in any way limit the Company's right to purchase unvested Shares as set forth in the applicable Restricted Stock Purchase Agreement.

          (c)    Other Provisions.    The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

          (d)    Rights as a Stockholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

        12.    Other Stock-Based Awards.

        The Board shall have the right to grant other awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock, the grant of stock appreciation rights and other awards that are comprised of, valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("Other Stock Unit Awards"), including without limitation awards entitling recipients to receive shares of Common Stock to be delivered in the future; provided, however, that no Other Stock Unit Awards shall be made unless and until the terms the Plan and of any such award are in compliance with Section 409A of the Code. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of the Common Stock.

        13.    Taxes.

        (a)   As a condition of the grant, vesting or exercise of an Option or Stock Purchase Right granted under the Plan, the Participant (or in the case of the Participant's death, the person exercising the Option or Stock Purchase Right) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the Option or Stock Purchase Right or the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied. If the Administrator allows the withholding or surrender of Shares to satisfy a Participant's tax withholding obligations under this Section 13 (whether pursuant to Section 13(c), (d) or (e), or otherwise), the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

        (b)   In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or Stock Purchase Right.

        (c)   This Section 13(c) shall apply only after the date, if any, upon which the Common Stock becomes a Listed Security. In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Purchase Right that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 13, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the "Tax Date").

        (d)   If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Purchase Right by surrendering to the Company Shares that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of shares previously acquired from the Company that are surrendered under this Section 13(d), such Shares must have been owned by the Participant for more than six (6) months on the date of surrender (or such other period of time as is required for the Company to avoid adverse accounting charges).

        (e)   Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 13(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 13(d) above must be made on or prior to the applicable Tax Date.

        (f)    In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

        14.    Non-Transferability of Options and Stock Purchase Rights.

          (a)    General.    Except as set forth in this Section 14, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option or Stock Purchase Right may be exercised, during the lifetime of the holder of an Option or Stock Purchase Right, only by such holder or a transferee permitted by this Section 14.

          (b)    Limited Transferability Rights.    Notwithstanding anything else in this Section 14, the Administrator may in its discretion grant Nonstatutory Stock Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to "Immediate Family Members" (as defined below) of the Optionee. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests.

        15.    Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

          (a)    Changes in Capitalization.    Subject to any action required under Applicable Laws by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding award, the numbers of Shares set forth in Sections 3(a) and 8 above, and the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an award, as well as the price per Share of Common Stock covered by each such outstanding award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an award.

          (b)    Dissolution or Liquidation.    In the event of the dissolution or liquidation of the Company, each Option and Stock Purchase Right will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

          (c)    Corporate Transaction.    In the event of a Corporate Transaction (including without limitation a Change of Control), each outstanding Option or Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the "Successor Corporation"), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right, in which case such Option or Stock Purchase Right shall terminate upon the consummation of the transaction.

          (d)    Certain Distributions.    In the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option or Stock Purchase Right to reflect the effect of such distribution.

        16.    Time of Granting Options and Stock Purchase Rights.    The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee's employment relationship with the Company. Notice of the determination shall be given to each Employee, Consultant or Director to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

        17.    Amendment and Termination of the Plan.

          (a)    Authority to Amend or Terminate.    The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than an adjustment pursuant to Section 15 above) shall be made that would materially and adversely affect the rights of any Optionee or holder of Stock Purchase Rights under any outstanding grant, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)    Effect of Amendment or Termination.    Except as to amendments which the Administrator has the authority under the Plan to make unilaterally, no amendment or termination of the Plan shall materially and adversely affect Options or Stock Purchase Rights already granted, unless mutually agreed otherwise between the Optionee or holder of the Stock Purchase Rights and the Administrator, which agreement must be in writing and signed by the Optionee or holder and the Company.

        18.    Conditions Upon Issuance of Shares.    Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising the award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law. Shares issued upon exercise of awards granted prior to the date on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Option Agreement or Restricted Stock Purchase Agreement.

        19.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        20.    Agreements.    Options and Stock Purchase Rights shall be evidenced by Option Agreements and Restricted Stock Purchase Agreements, respectively, in such form(s) as the Administrator shall from time to time approve.

        21.    Stockholder Approval.    If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

        22.    Information and Documents to Optionees and Purchasers.    Prior to the date, if any, upon which the Common Stock becomes a Listed Security and if required by the Applicable Laws, the Company shall provide financial statements at least annually to each Optionee and to each individual who acquired Shares pursuant to the Plan, during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares. The Company shall not be required to provide such information if the issuance of Options or Stock Purchase Rights under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

        23.    Governing Law.    The provisions of this Plan and all awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of California, without regard to any applicable conflicts of law.

Appendix B

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ADVANCED CELL TECHNOLOGY, INC.

        Advanced Cell technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        1.     The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 17, 2005.

        2.     The original Certificate of Incorporation was amended on October 13, 2005.

        3.     That this Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and stockholders of the Corporation pursuant to Sections 242 and 245(b) of the General Corporation Law.

*    *    *

ARTICLE I

        The name of this corporation is Advanced Cell Technology, Inc. (the "Corporation").

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

        The name and mailing address of the incorporator is William M. Caldwell, IV, Advanced Cell Technology, Inc., 381 Plantation Street, Worcester, MA 01605.

ARTICLE V

        Section 1.    Reverse Stock Split.    That, effective at 5:00 p.m., Eastern time, on the date on which this Restated Certificate of Incorporation is filed (the "Effective Time"), a one-for-[    ] reverse stock split of the Corporation's common stock shall become effective, pursuant to which each [    ] shares of common stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of common stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of common stock from and after the Effective Time. No fractional shares of common stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the common stock as determined by the Board of Directors of the Corporation.

        Section 2.    Number of Authorized Shares.    The total number of shares of stock which the Corporation shall have the authority to issue shall be Five Hundred Fifty Million (550,000,000) shares. The Corporation shall be authorized to issue two classes of shares of stock, designated "Common

Stock" and "Preferred Stock." The Corporation shall be authorized to issue Five Hundred Million (500,000,000) shares of Common Stock, each share to have a par value of $.001 per share, and Fifty Million (50,000,000) shares of Preferred Stock, each share to have a par value of $.001 per share.

        Section 3.    Common Stock.    The Board of Directors of the Corporation may authorize the issuance of shares of Common Stock from time to time. The Corporation may reissue shares of Common Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law.

        Section 4.    Preferred Stock.    The Board of Directors of the Corporation may by resolution authorize the issuance of shares of Preferred Stock from time to time in one or more series. The Corporation may reissue shares of Preferred Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law. The Board of Directors is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board of Directors or the percentage of members, if any, of the Board of Directors each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding.

        Section 5.    Dividends and Distributions.    Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

        Section 6.    Voting Rights.    Each share of Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

ARTICLE VI

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE VII

        The number of directors of the Corporation shall be fixed from time to time by or in the manner provided in the Bylaws of the Corporation or amendment thereof duly adopted by the Board of Directors or by the stockholders of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

        No action, which has not been previously approved by the Board of Directors, shall be taken by the stockholders except at an annual meeting or a special meeting of the stockholders. Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

ARTICLE IX

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE X

        To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (provided that the effect of any such amendment shall be prospective only) (the "Delaware Law"), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary or desirable to effect the indemnification as provided herein. To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses as incurred (including attorneys' fees), judgments, finds and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. Notwithstanding the foregoing or any other provision of this Article, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested Directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs) by independent legal counsel to the Corporation, that, based upon the facts known to the Board or such counsel at the time such determination is made, (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Corporation or its stockholders, and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the provisions of this Article X. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation's Bylaws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Corporation may, but only to the extent that the Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X as it applies to the indemnification and advancement of expenses of directors and officers of the Corporation.

[SIGNATURE PAGE FOLLOWS]

        The undersigned hereby acknowledges that the foregoing Amended and Restated Certificate of Incorporation is his act and deed and that the facts stated therein are true.

William M. Caldwell, IV, Chief Executive Officer
Date:

PROXY

ADVANCED CELL TECHNOLOGY, INC.

Proxy for the Annual Meeting of Stockholders to be held on December [28], 2007

This Proxy is solicited on behalf of the Board of Directors
of Advanced Cell Technology, Inc.

        The undersigned, revoking all prior proxies, hereby appoint(s) William M. Caldwell, IV and Jonathan F. Atzen, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Advanced Cell Technology, Inc., a Delaware corporation (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Pierce Atwood LLP, One Monument Square, Portland, Maine 04101 on Wednesday, December [28], 2007, at 10:00 a.m., local time, and at any adjournment thereof (the "Meeting").

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(Continued, and to be signed, on reverse side)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
ADVANCED CELL TECHNOLOGY, INC.
December [28], 2007

Please detach and mail in the envelope provided.

☒
Please mark votes as in this example.

1.	To amend the Company's 2005 Stock Incentive Plan (the "2005 Stock Plan") to increase the number of shares thereunder by 25,000,000 shares (on a pre-reverse split basis).	FOR the amendment ☐	WITHHOLD AUTHORITY to vote in favor of the amendment ☐
2.	To elect the five (5) directors listed on the right for the ensuing year.	FOR the Nominees (except as marked below) ☐	WITHHOLD AUTHORITY to vote for all nominees ☐	Nominees: William M. Caldwell, IV Alan C. Shapiro, Ph.D. Alan. G. Walton, Ph.D., D.Sc. Erkki Ruoslahti, M.D., Ph.D. Gary Rabin
For all nominees except the following nominee(s):
3.
	To consider and approve an Amended and Restated Certificate of Incorporation of the Company to effect a reverse split of the Company's outstanding shares of common stock, par value $0.001 per share, at a ratio in the range of one-for-two to one-for-ten.	FOR the Amended and Restated Certificate of Incorporation ☐	WITHHOLD AUTHORITY to vote in favor of the Amended and Restated Certificate of Incorporation ☐

        In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

        Check here if the Securities and Exchange Commission's "householding" rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule. ☐

        PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

Signature:	Date:

Signature:	Date:

NOTE:	Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.

QuickLinks

ANNUAL REPORT
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL ONE—ELECTION OF DIRECTORS
PROPOSAL TWO—AMENDMENT TO THE 2005 STOCK INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL THREE—APPROVAL OF RESTATED CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT AT A RATIO WITHIN THE RANGE FROM ONE-FOR-TWO TO ONE-FOR-TEN AT ANY TIME PRIOR TO MAY 1, 2008
STOCKHOLDER PROPOSALS
OTHER MATTERS
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS